Fourth Quarter and Fiscal 2023 Earnings Review June 15, 2023

SAFE HARBOR STATEMENT This presentation contains certain forward-looking statements concerning the Company's operations, performance, and financial condition. Reliance should not be placed on forward-looking statements, as actual results may differ materially from those in any forward-looking statements. Any such forward- looking statements are based upon many assumptions and estimates that are inherently subject to uncertainties and contingencies, many of which are beyond the control of the Company and are subject to change based on many important factors. Such factors include, but are not limited to: (i) the level of investment in new technologies and products; (ii) subscriber renewal rates for the Company's journals; (iii) the financial stability and liquidity of journal subscription agents; (iv) the consolidation of book wholesalers and retail accounts; (v) the market position and financial stability of key retailers; (vi) the seasonal nature of the Company's educational business and the impact of the used book market; (vii) worldwide economic and political conditions; (viii) the Company's ability to protect its copyrights and other intellectual property worldwide (ix) the ability of the Company to successfully integrate acquired operations and realize expected opportunities; (x) the Company’s ability to realize operating savings over time and in fiscal year 2024 in connection with our multi-year Business Optimization Program and Fiscal Year 2023 Restructuring Program; and (xi) other factors detailed from time to time in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any such forward-looking statements to reflect subsequent events or circumstances. NON-GAAP MEASURES In this presentation, management provides the following non-GAAP performance measures:  Adjusted Revenue  Adjusted Earnings Per Share (“Adjusted EPS”);  Free Cash Flow less Product Development Spending;  Adjusted Contribution to Profit (“Adjusted CTP”) and margin;  Adjusted EBITDA and margin;  Organic revenue; and  Results on a constant currency (“CC”) basis. Management believes non-GAAP financial measures, which exclude the impact of restructuring charges and credits and other items, provide supplementary information to support analyzing operating results and earnings and are commonly used by shareholders to measure our performance. Free Cash Flow less Product Development Spending helps assess our ability over the long term to create value for our shareholders. Results on a constant currency basis removes distortion from the effects of foreign currency movements to provide better comparability of our business trends from period to period applying the same foreign currency exchange rates for the current and equivalent prior period. We have not provided our 2024 outlook for the most directly comparable U.S. GAAP financial measures, as they are not available without unreasonable effort due to the high variability, complexity, and low visibility with respect to certain items, including restructuring charges and credits, gains and losses on foreign currency, and other gains and losses. These items are uncertain, depend on various factors, and could be material to our consolidated results computed in accordance with U.S. GAAP. 2

Unlocking human potential by powering discovery and learning

Overview Full year performance weighed down by cyclical market headwinds in Academic, lower article volume in Research mainly due to macroeconomic pressures and the Hindawi publishing disruption Now focusing Wiley on our greatest strengths, best opportunities, and most profitable business lines in Research and Learning to unlock value for our shareholders, while delivering impact for all stakeholders Announcing portfolio actions to create a simpler, stronger, and more profitable Wiley; divesting University Services, Wiley Edge (Talent Development), and CrossKnowledge; divested test prep and Advancement Courses in Q4 Streamlining and right-sizing the organization and cost structure to reflect the narrowed focus from portfolio actions and improve our efficiency Fiscal 2024 is a transition year; performance improvement and margin acceleration will begin later in Fiscal ‘24 and be fully realized in Fiscal ‘25 and ‘26 Wiley is a global leader in knowledge creation and knowledge application and is well positioned for long-term success with a clean balance sheet and exceptional cash flow Overview 4

Revenue* 0% $2,020M GAAP EPS** ▼$2.31 $0.31 Adj. EPS ▼8% $3.84 Adj. EBITDA ▼2% $422M Free Cash Flow ▼$50M $173M All variances at constant currency except GAAP EPS *FY organic revenue at CC -1% **GAAP EPS mainly due to Q3 impairment charges totaling $1.77/share and restructuring and other charges totaling $0.66/share Full Year Summary  Revenue underperformance due to market and macro challenges in Academic and Research  GAAP EPS decline primarily due to $100 million goodwill impairment in Education Services/University Services ($1.77/share) and $49 million of restructuring charges ($0.66/share)  Adjusted EPS and Adjusted EBITDA performance due to increased investment in Research partially offset by expense management and lower incentive compensation  Free Cash Flow largely due to higher restructuring payments (-$21M) and interest expense (-$18M) Fiscal 2023 Performance 5

 Short-term dynamics affected volume in calendar ’22, which included 8 months of Fiscal 2023  Article submissions and output lagged through the year  Industry-wide, article volumes declined in 2022 in 18 of the top 20 geographic markets  Non-recurring causes: A) unwinding the large ’20/’21COVID volume bump upward, and B) documented decline in research activity during lockdown leading to fewer papers  Q4 saw rebound begin with increased submissions and OA volume growth; Return to mid-single digit growth expected in Fiscal 2024  Leading indicators of research output, such as global R&D funding, remain strong Source: Article volume data sourced from Dimensions; Global R&D: Main Science and Technology Indicators (oecd.org), 2022 Global R&D funding forecast Research: Publishing Volume Outlook 6

WILEY

Research:
Hindawi Revitalization in Fiscal 2024

FY2023 Q3-Q4

- Suspended special issues publishing program in Q3
- Proactively closed four Hindawi journals that represented 50% of our 1,700 article retractions
- 19 Hindawi journals delisted from annual impact index; over 80 competitor journals also delisted
- New business leader named, a trusted Wiley veteran
- Full confidence that enhanced integrity assurance measures are working
- Hindawi Fiscal '23 revenue growth expectation was reduced by $30M due to disruption

Fiscal 2024 Outlook

- Hindawi Fiscal '24 revenue expected to be $30-$35M lower due to continued effects
- Disruption will be fully resolved in Fiscal '24, with strong recovery expected in Fiscal '25
- Positive signs emerging; restarted special issues; volumes increasing; revitalization program ongoing
- Strong showing expected for Hindawi journals in important annual journal quality index in Q2
- Wiley is a thought leader on this topic due to actions, transparency, and sharing with industry

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The Knowledge Company Wiley enables the creation of new knowledge and its application in science, learning, and innovation

 Must-have brands and content based on “new knowledge”  Essential knowledge management platforms  Strength in high-demand knowledge verticals  Global network of academic and corporate partners  Scaled access to the global knowledge audience Wiley Core Strengths Research Journals & Content Libraries Professional Learning Content & Courseware Content Distribution & Discovery Platforms Knowledge Workflow Solutions Data, Insights & Audience Access Focusing on our Core Strengths in Research and Publishing

WILEY

Becoming a Simpler, Stronger, and More Profitable Wiley

Numbers based on Fiscal 2023 results

	Divesting Non-Core Assets Assets held for sale or sold	WILEY Go-Forward
Businesses	University Services Wiley Edge CrossKnowledge Test Prep Advancement Courses	Research Learning
Total Adj. Revenue	$393M	$1,627M
% of Wiley Revenue	19%	81%
Total Adj. EBITDA	$43M	$379M
% of Wiley Adj. EBITDA	10%	90%
Adj. EBITDA Margin	10.9%	23.3%

Research includes Publishing and Solutions lines (no change). It generates approximately 66% of Wiley go-forward revenue
Learning includes Academic (publishing) and Professional (publishing and assessments) lines. It generates approximately 34% of Wiley go-forward revenue.

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Focus on research, publishing, and solutions Focusing on must-have content, platforms, and solutions in vertical markets where we have strong competitive advantage, scale, and opportunity Divest non-core education assets Divesting University Services, Wiley Edge and CrossKnowledge to enhance focus, improve operating leverage, drive greater profitability, and optimize capital efficiency Right-size and optimize Right-sizing and streamlining the organization, infrastructure, and cost base for greater speed, synergy, efficiency, and profitability Actions Underway to Deliver Performance and Margin Gains 11

Learning Performance Outlook Financial Position

Q423 Earnings Presentation V2.pptx 13 Fourth Quarter Performance Revenue* ▼2% $526M GAAP EPS** ▲$0.46 $1.22 Adj. EPS ▲32% $1.45 Adj. EBITDA ▲23% $137M All variances at constant currency except GAAP EPS Q4 Summary  Revenue performance primarily due to the Hindawi publishing disruption in Research and modest declines in Academic offsetting growth in Talent  GAAP EPS decline primarily due to underlying earnings performance and the gain on the sale of test prep and advanced courses  Adjusted EPS growth mainly from planned restructuring savings offsetting higher interest expense  Adjusted EBITDA growth mainly from planned restructuring savings and expense management

Q423 Earnings Presentation V2.pptx 14 Full Year Summary  Research Publishing decline mainly due to lower publishing volume, notably the Hindawi publishing disruption; strong momentum this year in signing Transformational Agreements with library consortia and government bodies around the world  Research Solutions increase mainly driven by acquired businesses offsetting corporate spending headwinds; strong momentum in signing new society and corporate partners  EBITDA due to investment to scale Solutions offsetting reduced incentive and expense management; EBITDA margin on par with prior year *Full year organic revenue -1%. Organic revenue excludes acquisition and currency impacts (millions) Q4 2023 Change Change CC Research Publishing $241 (6%) (5%) Research Solutions $39 (4%) (2%) Total Revenue $280 (6%) (5%) Adjusted EBITDA $106 4% Adjusted EBITDA Margin 37.8% FY 2023 Change Change CC $927 (4%) (1%) $153 4% 7% $1,080 (3%) 0% $377 (2%) 34.9% Research

Q423 Earnings Presentation V2.pptx 15 Academic  Academic Publishing decline in print and ebooks more than offsetting growth in digital courseware; in Q4, Wiley divested test prep and advancement courses  University Services performance due to enrollment challenges and lower tuition share  EBITDA performance mainly due to revenue performance and higher distribution and technology costs; EBITDA margin below prior year *Full Year organic revenue -8%. Organic revenue excludes acquisition and currency impacts (millions) Q4 2023 Change Change CC Academic Publishing $127 (3%) (1%) University Services $56 (5%) (4%) Total Revenue $183 (3%) (2%) Adjusted EBITDA $55 30% Adjusted EBITDA Margin 30.1% FY 2023 Change Change CC $482 (9%) (7%) $208 (8%) (8%) $690 (9%) (7%) $148 (13%) 21.4% Full Year Summary

Q423 Earnings Presentation V2.pptx 16 Talent  Signed 15 new multinational corporate placement clients across industry verticals, including energy, consumer products, technology, and financial services: 1 client signed in Q4  Placement growth of 18% although difficult hiring environment impacted placements in Q4 Consistently strong performance in assessments; double-digit growth in usage and partners  EBITDA performance due to revenue performance offset by inflationary pressure on placement costs. EBITDA margin modestly behind Fiscal 2022 (millions) Q4 2023 Change Change CC Talent $63 8% 12% Total Revenue $63 8% 12% Adjusted EBITDA $13 10% Adjusted EBITDA Margin 20.5% FY 2023 Change Change CC $249 17% 24% $249 17% 24% $52 18% 21.1% Full Year Summary

Q423 Earnings Presentation V2.pptx 17 Financial Position and Capital Allocation Free Cash Flow: $173M compared to $223M in prior year. Variance mainly due to restructuring payments (-$21M) and interest expense (-$18M) Low Leverage: Net Debt-to-EBITDA of 1.5x compared to 1.6x at prior year end Strong Liquidity: Syndicated credit agreement amended in Fiscal 2023 for five- year credit commitments of $1.315B, extended through November 2027, and $185M in credit commitments to remain through existing maturity date of May 2024. Total capacity of $1.50B M&A: No material acquisitions. Two divestitures in Academic Dividends: Yield at ~3.7% (as of June 14); annual dividend review in June Share Repurchases: Acquired 832K shares for $35M at an average cost of $42.07/share (vs. 544K shares repurchased in prior year) Dividends and Repurchases Full Year Allocation $107M $112M FY22 FY23

Fiscal 2024 Transition Year Outlook

Metric *(Millions, except EPS)*	**Fiscal 2023** All Company	**Fiscal 2023** ex-divestitures^	**Fiscal 2024 Outlook** ex-divestitures
Total Adjusted Revenue*	**$2,020**	**$1,627**	**$1,580 to $1,630**
Research		$1,080	Flat (+3% ex-Hindawi)
Learning		$547	Down low single digits
Total Adjusted EBITDA*	**$422**	**$379**	**$305 to $330**
Total Adjusted EPS*	**$3.84**	**$3.48**	**$2.05 to $2.40**

*Wiley's Fiscal 2024 outlook ("Adjusted Revenue," "Adjusted EBITDA," and "Adjusted EPS") exclude businesses held for sale or sold, including *University Services, Wiley Edge* (formerly Talent Development), *CrossKnowledge*, Test Prep and Advancement Courses. These assets will be reported as 'businesses held for sale or sold' starting in Q1.

^These businesses held for sale or sold generated $393 million of revenue (19% of Wiley) and $43 million of Adjusted EBITDA (10% of Wiley) in Fiscal 2023.

- **Adjusted Revenue** – primarily due to Hindawi publishing pause and continued softness in consumer and corporate spending
- **Adjusted EBITDA** – primarily due to revenue performance, incentive compensation resetting, and wage inflation
- **Adjusted EPS** – further impacted by $0.42 of non-operational items including higher tax rate (-$0.21) pension expense (-$0.11), and interest (-$0.10). Wiley's higher tax rate is primarily due to a less favorable mix of earnings by country and an increase in the UK statutory rate. Wiley froze its US and UK pension programs in 2015. They are currently over 90% funded

WILEY

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Executed well on our Fiscal 2023 cost savings and simplification plans  Restructuring program resulted in reduced real estate footprint and headcount  Actions yielded $35M of savings in Fiscal 2023 Actions taken in Fiscal 2024 will deliver material margin acceleration in Fiscal 2025 and 2026  Divesting non-core lines and focusing on high margin and cash generative businesses  Business optimization program expanded to include right sizing of corporate cost base to reflect portfolio actions; removal of stranded costs  Driving operational excellence, outsourcing, and cost synergies across Research and Learning lines  Margin recovery as we exit Fiscal 2024 and acceleration in Fiscal 2025 and Fiscal 2026 Wiley to share financial targets at October 2023 investor day Material Margin Acceleration in Fiscal 2025 and Fiscal 2026 19

 Long-term trends are strong based on ever-increasing global R&D spend  Article volume expected to resume normal mid-single digit growth  Hindawi revitalization complete with strong OA growth resuming  Research Solutions accelerating through new, upsell, and cross-sell partners  Corporate marketing spend recovery benefitting network monetization  Continued corporate investment in professional development  Consumer spending recovery to benefit publishing lines Wiley is well positioned for consistent growth and sustained margin improvement Revenue Growth Drivers in Fiscal 2025 and Fiscal 2026

Knowledge Creation Opportunity: Faster, cheaper, better content creation Current Activity:  Screening tools to improve identity management and ID fraudulent GAI content  Automated question development and video creation to reduce courseware costs  Unlocking colleague productivity through responsible use of Generative AI Knowledge Application Opportunity: Personalized, contextualized, timely content delivery and application Current Activity:  IP & copyright protection tools  New customer tools to speed content discovery and usage  GAI powered tutoring for struggling learners Generative AI Opportunity Fresh, validated, high impact information and insights increase in value in a world awash in unreliable, derivative GAI-generated content 21

Focusing on our greatest strengths and opportunities in knowledge creation and knowledge application1 Conducting a strategic review of non-core education assets; businesses for sale identified 2 Streamlining and right-sizing our organization and cost structure to reflect actions and stronger focus 3 Fiscal 2024 a transition year with performance gains and margin acceleration expected in Fiscal 2025 and 2026 4 Driving greater profitability, growth, and value creation Key Highlights: Creating a Stronger, More Profitable Wiley

JUN JUL AUG SEP OCT 6/15: 4Q23 Earnings  Strategic actions to focus Wiley and drive greater profitability, growth, and value creation  Right sizing and optimization in Fiscal 2024 transition year  Guidance for new Wiley (excluding held for sale) 9/7: 1Q24 Earnings  Report on two segments – Research and Learning  Provide updates on divestitures  Provide updates on restructuring and optimization 10/12: Host Investor Day  Present new Wiley vision  Discuss market, advantages and strategies in knowledge creation and knowledge application  Provide visibility and expectations on multi-year business optimization program  Introduce 3-year growth & profitability targets, focused capital allocation plan, and other relevant KPIs Timeline: Upcoming Milestones Pro forma segments Provide two years of pro forma financials on Research and Learning segments for comparable purposes 23

Q423 Earnings Presentation V2.pptx 24 Thank you for joining us IR website at https://investors.wiley.com/ Contact us for follow-up at: brian.campbell@wiley.com Direct +1 (201) 748-6874

Appendix – US GAAP to Non-GAAP EPS

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION [1][2]
RECONCILIATION OF US GAAP MEASURES to NON-GAAP MEASURES
(unaudited)

Reconciliation of US GAAP EPS to Non-GAAP Adjusted EPS

	Three Months Ended April 30, 2023	Three Months Ended April 30, 2022	Year Ended April 30, 2023	Year Ended April 30, 2022
US GAAP Earnings Per Share - Diluted	$ 1.22	$ 0.76	$ 0.31	$ 2.62
Adjustments:				
Impairment of goodwill	0.09	-	1.77	-
Legal settlement [3]	-	-	0.05	-
Pension income related to the wind up of the Russia plan [4]	(0.02)	-	(0.02)	-
Restructuring and related charges (credits)	0.06	-	0.66	(0.02)
Foreign exchange (gains) losses on intercompany transactions, including the write off of certain cumulative translation adjustments [4]	(0.01)	0.02	0.01	0.02
Amortization of acquired intangible assets [5]	0.26	0.29	1.21	1.21
Gain on sale of businesses and certain assets [6]	(0.11)	-	(0.11)	(0.05)
Income tax adjustments [8]	(0.04)	0.01	(0.04)	0.38
Non-GAAP Adjusted Earnings Per Share - Diluted	$ 1.45	$ 1.08	$ 3.84	$ 4.16

Reconciliation of US GAAP Income Before Taxes to Non-GAAP Adjusted Income Before Taxes

(amounts in thousands)	Three Months Ended April 30, 2023	Three Months Ended April 30, 2022	Year Ended April 30, 2023	Year Ended April 30, 2022
US GAAP Income Before Taxes	$ 85,608	$ 51,825	$ 33,100	$ 209,661
Pretax Impact of Adjustments:				
Impairment of goodwill	-	-	99,800	-
Legal settlement [3]	-	-	3,671	-
Pension income related to the wind up of the Russia plan [4]	(1,750)	-	(1,750)	-
Restructuring and related charges (credits)	4,185	(266)	49,389	(1,427)
Foreign exchange (gains) losses on intercompany transactions, including the write off of certain cumulative translation adjustments [4]	(449)	1,019	457	1,513
Amortization of acquired intangible assets [5]	20,566	22,265	89,177	89,346
Gain on sale of businesses and certain assets [6]	(10,177)	-	(10,177)	(3,694)
Non-GAAP Adjusted Income Before Taxes	$ 97,983	$ 74,843	$ 263,667	$ 295,399

Reconciliation of US GAAP Income Tax Provision to Non-GAAP Adjusted Income Tax Provision, including our US GAAP Effective Tax Rate and our Non-GAAP Adjusted Effective Tax Rate

	Three Months Ended April 30, 2023	Three Months Ended April 30, 2022	Year Ended April 30, 2023	Year Ended April 30, 2022
US GAAP Income Tax Provision	$ 17,264	$ 8,679	$ 15,867	$ 61,352
Income Tax Impact of Adjustments [7]				
Impairment of goodwill	(4,857)	-	-	-
Legal settlement [3]	-	-	716	-
Pension income related to the wind up of the Russia plan [4]	(437)	-	(437)	-
Restructuring and related charges (credits)	992	(142)	12,151	(260)
Foreign exchange (gains) losses on intercompany transactions, including the write off of certain cumulative translation adjustments [4]	(142)	41	132	597
Amortization of acquired intangible assets [5]	5,372	6,017	20,183	20,816
Gain on sale of businesses and certain assets [6]	(3,860)	-	(3,860)	(922)
Income Tax Adjustments:				
Impact of increase in UK statutory rate on deferred tax balances [8]	2,370	(689)	2,370	(21,415)
Non-GAAP Adjusted Income Tax Provision	$ 16,702	$ 13,906	$ 47,122	$ 60,168
US GAAP Effective Tax Rate	20.2%	16.7%	47.9%	29.3%
Non-GAAP Adjusted Effective Tax Rate	17.0%	18.6%	17.9%	20.4%

See accompanying notes on following page

WILEY

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Q423 Earnings Presentation V2.pptx 26 Appendix – US GAAP to Non-GAAP EPS Notes: (3) We settled a litigation matter related to consideration for a previous acquisition for $3.7 million during the three months ended January 31, 2023. This amount is reflected in Operating and administrative expenses on our Condensed Consolidated Statements of Income. (1) See Explanation of Usage of Non-GAAP Performance Measures included in this supplementary information for additional details on the reasons why management believes presentation of each non-GAAP performance measure provides useful information to investors. The supplementary information included in this press release for the three months and year ended April 30, 2023 is preliminary and subject to change prior to the filing of our upcoming Annual Report on Form 10-K with the Securities and Exchange Commission. (2) All amounts are approximate due to rounding. (4) In the three months and year ended April 30, 2023, due to the closure of our operations in Russia, there was a curtailment and settlement credit due to the wind up of the Russia Pension Plan of $1.8 million which is reflected in Other income, net on our Condensed Consolidated Statements of Income. In addition, we wrote off the $1.1 million cumulative translation adjustment in earnings because the Russia entity was deemed substantially liquidated. This amount is reflected in Foreign exchange gains (losses) on our Condensed Consolidated Statements of Income. (5) Reflects the amortization of intangible assets established on the opening balance sheet for an acquired business. This includes the amortization of intangible assets such as developed technology, customer relationships, tradenames, etc., which is reflected in the "Amortization of intangible assets" line in the Condensed Consolidated Statements of Income. It also includes the amortization of acquired product development assets, which is reflected in Cost of sales in the Condensed Consolidated Statements of Income. (6) In the three months and year ended April 30, 2023, the gain on sale of businesses is due to the sale of Wiley's Efficient Learning test prep portfolio business and our advancement courses business, which were both included in our Academic segment, and resulted in a pretax gain of approximately $10.2 million (net of tax gain of $6.3 million). For the year ended April 30, 2022, the gain on sale of certain assets is due to the sale of our world languages product portfolio, which was included in our Academic segment, and resulted in a pretax gain of approximately $3.7 million (net of tax gain of $2.8 million). (7) For the three months ended April 30, 2023, the tax impact was $4.3 million of current tax benefit and $3.7 million of deferred taxes. For the year ended April 30, 2023, substantially all of the tax impact was from deferred taxes. For the three months and year ended April 30, 2022, substantially all of the tax impact was from deferred taxes. (8) In the three months ended July 31, 2021, the UK enacted legislation that increased its statutory rate from 19% to 25% effective April 1, 2023. This resulted in a $21.4 million non-cash deferred tax expense from the re-measurement of the Company’s applicable UK net deferred tax liabilities during the three months ended July 31, 2021. These adjustments impacted deferred taxes. For the three months and year ended April 30, 2023, we recorded a $2.4 million non-cash deferred tax benefit related to pensions due to the UK statutory rate change. These adjustments impacted deferred taxes.

Q423 Earnings Presentation V2.pptx 27 Appendix – Net Income to Adjusted EBITDA 2023 2022 2023 2022 Net Income 68,344$ 43,146$ 17,233$ 148,309$ Interest expense 10,560 5,063 37,745 19,802 Provision for income taxes 17,264 8,679 15,867 61,352 Depreciation and amortization 50,111 52,686 213,253 215,170 Non-GAAP EBITDA 146,279 109,574 284,098 444,633 Impairment of goodwill - - 99,800 - Legal settlement - - 3,671 - Restructuring and related charges (credits) 4,185 (266) 49,389 (1,427) Foreign exchange (gains) losses on intercompany transactions, including the write off of certain cumulative translation adjustments (611) 1,704 (894) 3,192 Gain on sale of businesses and certain assets (10,177) - (10,177) (3,694) Other income, net (2,908) (161) (3,884) (9,685) Non-GAAP Adjusted EBITDA 136,768$ 110,851$ 422,003$ 433,019$ Adjusted EBITDA Margin 26.0% 20.3% 20.9% 20.8% Notes: JOHN WILEY & SONS, INC. SUPPLEMENTARY INFORMATION (1) RECONCILIATION OF US GAAP NET INCOME TO NON-GAAP EBITDA AND ADJUSTED EBITDA (unaudited) Three Months Ended Year Ended (1) See Explanation of Usage of Non-GAAP Performance Measures included in this supplementary information for additional details on the reasons why management believes presentation of each non-GAAP performance measure provides useful information to investors. The supplementary information included in this press release for the three months and year ended April 30, 2023 is preliminary and subject to change prior to the filing of our upcoming Annual Report on Form 10-K with the Securities and Exchange Commission. April 30, April 30,